CONSULTING AGREEMENT

THIS AGREEMENT dated as of the 1st day of April 2008.

BETWEEN:

Silverstar Mining Corp, a company duly incorporated under the laws of Nevada with an office at 621 Bank Street, Wallace, ID, 83873, USA

(the "Issuer")

AND

Donald James MacKenzie

(the "Consultant")

WHEREAS

A. The Issuer wishes to engage the Consultant to provide services to the Issuer for the term of this Agreement and the Consultant has agreed to provide such services;

B. The Issuer and the Consultant wish to set out the terms and conditions of such engagement;

NOW THEREFORE in consideration and upon the terms and conditions contained herein, it is hereby agreed as follows:

1. DEFINITIONS

1.1 Words or phrases herein enclosed in quotation marks will have the meaning given to them in this Agreement, including the following:

(a) "**Agreement**", "herein", "hereof", "hereto", "hereunder", and similar words, refer to this entire instrument and the agreement evidenced thereby, as amended from time to time, and not only to a particular clause or provision of it;

(b) "**Commencement Date**" means the March 1 2008;

(c) "**Services**" means the services as set out and described in clause 2.1; and

(d) "**OTC.BB**" means the Over the Counter Bulletin Board.

2. SERVICES

2.1 The Issuer agrees to engage the Consultant, and the Consultant agrees, to provide the services described in Schedule "A" attached hereto. All Services shall be performed exclusively by **Donald James MacKenzie.**

3. TITLE

3.1 During the effective term of this Agreement, the Appointed Professional shall carry the title of CEO and shall be authorized to use such title for the purposes of carrying out the Services hereunder.

4. TERM

4.1 The Issuer agrees to engage the Consultant to provide the Services for a term of twelve (12) months commencing on the Commencement Date (the "Term") subject to termination as provided for herein.

4.2 The Term may be extended by written agreement between the parties entered into prior to the expiry date of the Term.

5. FEE

5.1 The Issuer agrees to pay the Consultant a fee for the Services provided by the Consultant under this Agreement in the amount of $US6,500.00 per month plus applicable taxes payable. All invoices provided by the Consultant shall include, if applicable, the GST registration number and any other applicable sales or value added tax registration numbers of the Consultant.

5.2 The Consultant agrees to render detailed invoices at the start of each month to the Issuer, in a form acceptable to the Issuer. During the term of this Agreement, the Issuer will pay the invoices within seven (7) days of receipt.

6. EXPENSES

6.1 The Issuer shall pay for or reimburse the Consultant for all reasonable, ordinary and necessary expenses incurred by the Consultant in the ordinary course of performing the Services upon presentation of proper accounts, statements, invoices or receipts for such items.

7. INDEPENDENT CONTRACTOR

7.1 The Consultant's relationship with the Issuer as created by this Agreement is that of an independent contractor for all purposes. The parties agree that the Consultant shall have general control and direction over the manner in which his Services are to be provided to the Issuer under this Agreement. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership) between the Consultant and the Issuer other than as an independent contractor as set forth herein.

8. TIME AND EFFORT

8.1 The Consultant shall be free to devote such portion of the Consultant's time, energy, effort and skill as the Consultant sees fit, and to perform the Services when and where the Consultant sees fit, so long as the Consultant performs the Services set out in this Agreement in a timely and professional fashion for an average of 8 days per month.

9. COMPLIANCE

9.1 The Consultant shall comply with all applicable federal, provincial and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement by the Consultant or his employees. In particular, the Consultant will comply with all applicable securities laws and the OTC.BB policies and requirements.

9.2 The Consultant shall be responsible for any applicable Employment Insurance contributions, Workers Compensation premiums and Income Tax payments relating to or arising out of the fees paid to the Consultant under this Agreement and the Services performed by the Consultant. Payments relating to any of the above shall be the responsibility of the Consultant and shall be forwarded by the Consultant as appropriate, directly to the government agencies involved. Proof of compliance with this requirement shall be provided by the Consultant to the Issuer upon request.

9.3 In the event that any governmental authority, for whatever reason, requires the Issuer to pay any Employment Insurance contributions, Workers Compensation Board premiums or Income Taxes in respect of the fees paid hereunder, the Consultant agrees to indemnify the Issuer and any of its directors, officers and employees for the full amount of any such liability (including any applicable interest and penalties thereon). The Consultant further agrees that the Issuer may set off the amount of any such liability against any fees and expenses otherwise payable to the Consultant under this Agreement.

10. SUPPORT

10.1 The Consultant shall generally provide all tools and equipment to perform the Services and work from his own office. The Issuer agrees to provide such administrative assistance and make available such office space and support to the Consultant as is reasonably necessary to enable the Consultant to perform the Services under this Agreement.

11. CONFIDENTIAL INFORMATION

11.1 The Consultant acknowledges that certain of the documents and information made available to the Consultant during the effective term of this agreement (the "Confidential Information") has been and will be of a confidential nature. The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Issuer, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Consultant shall not, during or after the term of this Agreement, directly or indirectly, use the Confidential Information for his own benefit, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or

developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the Services or as may be agreed in writing by the Issuer.

11.2 The Confidential Information is and shall remain the sole and exclusive property of the Issuer regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Issuer all Confidential Information in tangible form including records, data, notes, reports, proposals, Issuer lists, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the possession or under the control of the Consultant without retaining copies thereof. The Consultant will also delete all Confidential Information from any personal computing devices on termination of this Agreement.

11.3 Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, investors, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Issuer or any associate or affiliate of the Issuer has business relations.

11.4 Notwithstanding the foregoing provisions of this clause 11, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(a) the Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or

(b) the Confidential Information is lawfully obtained by the Consultant from a third party not in connection with the Services under this Agreement.

11.5 The covenants and agreements contained in this clause 11 shall survive the termination of this Agreement.

12. OTHER SERVICES

12.1 The Consultant shall be free to perform consulting and other employment or services for other persons during the term of this Agreement provided such other work does not interfere with performance of the Services and does not create a conflict of interest with the Consultant's duties under this Agreement.

13. TERMINATION

13.1 In the event that the Consultant materially breaches this Agreement or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Issuer may terminate this Agreement immediately without notice or compensation for cause. In addition, either party may terminate this Agreement at any time, without cause or reason, upon giving sixty (60) days' advance written notice (the "Notice") to the other or, in the case of termination by the Issuer and at its option, by paying two months of the Consultant's fee to the date of such termination in lieu of such notice, based upon an average of the Consultant's monthly fees rendered to the date of

termination. In the event of a termination of this Agreement without cause, the day that is sixty (60) days after the date of the Notice shall be the date of termination.

13.2 Upon termination of this Agreement:

(a) the Issuer's obligations to the Consultant under this Agreement shall terminate except for the Issuer's obligation to pay any fees and expenses in accordance with the terms of this Agreement, to the date of termination;

(b) the Consultant's obligations to the Issuer under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement; and

(c) the Options and Additional Options shall terminate on the date of termination of this Agreement.

14. INDEMNIFICATION

14.1 The Consultant hereby undertakes to and does hereby agree to indemnify the Issuer and its directors, officers, employees, agents and advisors against any and all actions, suits, claims, costs, demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement or any other unlawful or wrongful act or omission of the Consultant, except where expressly requested by the Issuer.

14.2 The Issuer hereby undertakes to and does hereby agree to indemnify the Consultant and his heirs, executors, administrators and assigns against any and all actions, suits, claims, costs, demands, losses, damages and expenses which may be brought against or suffered by the Consultant or which he may sustain, pay or incur by reason of the Consultant carrying out the Services as directed or requested by the Issuer.

15. GOVERNING LAW

15.1 This Agreement shall be governed by the laws of the state of Nevada and the federal laws of the USA applicable therein.

16. SEVERABILITY

16.1 If any provision of this Agreement or the application of such provision to any person or in any circumstance shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

17. AMENDMENTS

17.1 Any amendment to this Agreement must be in writing and signed by both parties hereto.

18. TIME OF ESSENCE

18.1 Time shall be of the essence in this Agreement.

19. ENTIRE AGREEMENT

19.1 This is the entire agreement between the Issuer and the Consultant with respect to the consulting services to be provided by the Consultant to the Issuer and supersedes any prior agreements with respect to such Services whether written or oral, except as expressly otherwise stated herein.

20. NOTICES

20.1 Notices hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address(es) set forth above. A party may change the address set forth above by proper notice to the other.

21. NO WAIVER

21.1 The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

22. ASSIGNMENT

22.1 This Agreement is personal in nature and may not be assigned by either party hereto without the prior written consent of the other party except that the Issuer may assign this Agreement to an affiliated company or person within the meaning of the *Business Corporations Act* (British Columbia).

23. ENUREMENT

23.1 This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.

SILVERSTAR MINING CORP.

Authorized Signatory

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Donald James MacKenzie